EXHIBIT 10.1

     CONVERTIBLE PREFERRED STOCK AND COMMON STOCK WARRANT PURCHASE AGREEMENT

         THIS CONVERTIBLE PREFERRED STOCK AND COMMON STOCK WARRANT PURCHASE AGREEMENT (this "AGREEMENT"), dated as of March 15, 2005, is entered into by and among Syscan Imaging, Inc., a Delaware corporation (the "COMPANY"), and the investors signatory hereto (each such investor is a "PURCHASER" and all such investors are, collectively, the "PURCHASERS").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company (i) shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "PREFERRED STOCK"), which are convertible into shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), and (ii) warrants to purchase shares of Common Stock as more fully described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

      1.1 THE CLOSING.

            (a) THE CLOSING (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers shall, severally and not jointly, purchase an aggregate of up to 60,000 shares of Preferred Stock ("SHARES") and certain Common Stock purchase warrants as described below in this Section for an aggregate purchase price of up to $6,000,000. The purchase and sale of such securities shall take place at one or more closings (collectively, the "CLOSING") at the offices of Ellenoff Grossman & Schole LLP ("EG&S"), 370 Lexington Avenue, New York, New York 10017, immediately following the execution hereof or such later date or dates as the parties shall agree. The date of each Closing is hereinafter referred to as a "CLOSING DATE."

            (ii) At each Closing, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to each Purchaser (1) a stock certificate registered in the name of such Purchaser, representing a number of Shares equal to the quotient obtained by dividing the purchase price indicated below such Purchaser's name on the signature page to this Agreement ("PURCHASE PRICE") by 100, (2) a Common Stock purchase warrant, in the form of EXHIBIT C, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire the number of Warrant Shares (as defined in the Warrant) indicated below such Purchaser's name on the signature page to this Agreement (collectively, the "WARRANTS"), (3) an executed copy of this Agreement and an executed Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers, in the form of EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT"), (4) Transfer Agent Instructions, in the form of EXHIBIT E, executed by the Company and delivered to and acknowledged by the Company's transfer agent (the "TRANSFER AGENT INSTRUCTIONS"), (5) a legal opinion of EG&S, in the form of EXHIBIT F attached hereto, (6) a certified copy of the certificate of incorporation of the Company, as certified by the Secretary of State of Delaware, and (7) copies of the executed Lock-Up Agreements, in the form of EXHIBIT G (the "LOCK-UP AGREEMENTS"), as more fully described in this Agreement; and (B) each Purchaser shall deliver (1) the purchase price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose, and (2) an executed copy of this Agreement and Registration Rights Agreement.

      1.2 TERMS OF PREFERRED STOCK. The Preferred Stock shall have the rights, preferences and privileges set forth in EXHIBIT A, and shall be incorporated into a Certificate of Designation (the "CERTIFICATE OF DESIGNATION") to be filed on or prior to the initial Closing by the Company with the Secretary of State of Delaware, in form and substance mutually agreed to by the parties.

      1.3 CERTAIN DEFINED TERMS. For purposes of this Agreement, "ORIGINAL ISSUE DATE" and "TRADING DAY" shall have the meanings set forth in EXHIBIT A and "BUSINESS DAY" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. A "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchasers:

            (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in SCHEDULE 2.1(a) (collectively, the "SUBSIDIARIES"). Each of the Subsidiaries is an entity, duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in


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good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Registration Rights Agreement, the Certificate of Designation, the Transfer Agent Instructions, the Lock-Up Agreements or the Warrants (collectively, the "TRANSACTION DOCUMENTS"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "MATERIAL ADVERSE EFFECT").

            (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any subsidiary of the Company (each, a "SUBSIDIARY") is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

            (c) CAPITALIZATION. The number of authorized, issued and outstanding capital stock of the Company is set forth in SCHEDULE 2.1(c). Except as disclosed in SCHEDULE 2.1(c), the Company owns all of the capital stock of each Subsidiary. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the securities of the Company or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or any Subsidiary by virtue of any of the Transaction Documents. Except as a result of the purchase and sale of the Shares and the Warrants and except as disclosed in SCHEDULE 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Shares, Warrants or Underlying Shares (as hereinafter defined) will not obligate the Company to issue shares of Common Stock or other securities to any Person other than the Purchaser and will not result in a right of any holder of Company's securities to adjust the exercise or conversion or reset price under such securities.

            (d) ISSUANCE OF THE SHARES AND THE WARRANTS. The Shares and the Warrants are duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "LIENS"). The Company has on the date hereof and will, at all times while the Shares and the Warrants are outstanding, maintain an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the holders of the Shares and the Warrants, to enable it to perform its conversion, exercise and other obligations under this Agreement, the Certificate of Designation and the Warrants. As of the date hereof, the Company


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has reserved for issuance the sum of 1,119,000 Warrant Shares and 1,865,000 shares of Common Stock for issuance upon conversion of Shares and payment of dividends thereon in shares of Common Stock (the "INITIAL MINIMUM"). All such authorized shares of Common Stock shall be duly reserved for issuance to the holders of the Shares and the Warrants. The shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants are collectively referred to herein as the "UNDERLYING SHARES." The Shares, the Warrants and the Underlying Shares are collectively referred to herein as, the "SECURITIES." When issued in accordance with the Certificate of Designation and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

            (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

            (f) FILINGS, CONSENTS AND APPROVALS. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Certificate of Designation with the Secretary of State of Delaware, (ii) the filings required pursuant to Section 3.8, (iii) the filing with the Securities and Exchange Commission (the "COMMISSION") of a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers (the "UNDERLYING SHARES REGISTRATION STATEMENT"), (iv) applicable Blue Sky filings, and (v) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "REQUIRED APPROVALS").


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

            (g) LITIGATION; PROCEEDINGS. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "ACTION") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Except as described in the SEC Documents, (i) neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving (A) a claim of violation of or liability under federal or state securities laws or (B) a claim of breach of fiduciary duty; (ii) the Company does not have pending before the Commission any request for confidential treatment of information and the Company has no knowledge of any expected request that would be made prior to the Effectiveness Date (as defined in the Registration Rights Agreement); and (iii) there has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

            (h) NO DEFAULT OR VIOLATION. Neither the Company nor any Subsidiary
(i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or
(iii) above, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

            (i) PRIVATE OFFERING. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company nor, to its knowledge, any Person acting on its behalf has taken or is contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.


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

            (j) SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including pursuant to Section 13(a) or 15(d) thereof, since April 2, 2004 (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC DOCUMENTS" and, together with the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required under the Exchange Act. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since September 30, 2004, except as specifically disclosed in the SEC Documents and other than the issuance of an aggregate of 4,000,000 options to purchase shares of the Company's Common Stock at an exercise price of $0.01 per share to officers, directors and consultants of the Company, (a) there has been no event, occurrence or development that has or that could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or otherwise required to be disclosed in filings made with the Commission,
(c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

            (k) INVESTMENT COMPANY. The Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (l) CERTAIN FEES. No fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other similar Person with respect to the transactions contemplated by this Agreement, except for Starboard Capital Markets, LLC which will receive a ten percent (10%) cash commission and warrants to purchase up to 10% of the number of shares into which the Preferred Stock sold hereunder is initially convertible at an exercise price of $2.00 per share. The Purchasers


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shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

            (m) FORM SB-2 ELIGIBILITY. The Company is eligible to register securities for resale with the Commission under Form SB-2 promulgated under the Securities Act.

            (n) SENIORITY. No outstanding class of equity securities of the Company is equal to or senior to the Shares in right of payment, whether upon liquidation or dissolution, or otherwise.

            (o) LISTING AND MAINTENANCE REQUIREMENTS. Except as set forth in the SEC Documents, the Company has not, since April 2, 2004 and, to the best of its knowledge, for the two years preceding the date hereof, received notice (written or oral) from the OTC, any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

            (p) PATENTS AND TRADEMARKS. The Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have would have a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or its Subsidiaries violates or infringes upon the rights of any Person. Except as specified in SCHEDULE 2.1(p), to the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

            (q) REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. The Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which have not been satisfied. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.


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            (r) REGULATORY PERMITS. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

            (s) TITLE. The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            (t) LABOR RELATIONS. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

            (u) SHAREHOLDERS RIGHTS PLAN. Neither the consummation of the transactions contemplated hereby nor the issuance of the Underlying Shares will cause the Purchasers to be deemed an "Acquiring Person" under any existing or hereafter adopted shareholders rights plan or similar arrangement.

            (v) DISCLOSURE. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All representations and warranties of the Company contained in this Agreement, and all disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading, except as would otherwise not have a Material Adverse Effect on the Company.

      2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby for itself and for no other Purchaser represents and warrants to the Company as follows:


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            (a) ORGANIZATION; AUTHORITY. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

            (b) INVESTMENT INTENT. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, the Registration Rights Agreement and the Warrants, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Securities.

            (c) PURCHASER STATUS. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an "ACCREDITED INVESTOR" as defined in Rule 501(a) under the Securities Act.

            (d) EXPERIENCE OF SUCH PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

            (e) ABILITY OF SUCH PURCHASER TO BEAR RISK OF INVESTMENT. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

            (f) ACCESS TO INFORMATION. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the


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opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

            (g) GENERAL SOLICITATION. Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

            (h) RELIANCE. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

            (i) Purchaser acknowledges that Purchaser is aware of the following Telephone Interpretation in the SEC Manual of Publicly Available Telephone Interpretations (July 1997):

            A.65. Section 5

                  An issuer filed a Form S-3 registration statement for a
            secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock "against the box" and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.

            The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                   ARTICLE III
                         OTHER AGREEMENTS OF THE PARTIES

      3.1 TRANSFER RESTRICTIONS. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, an opinion of counsel will be required, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

            (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

      NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES MAY BE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THAT EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

            The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the day that the Underlying Shares Registration Statement is declared effective by the Commission.

            (c) The Securities shall not be required to contain any restrictive legend (including the legend set forth in Section 3.1(b) of this Agreement): (i) while a registration statement (including the Underlying Shares Registration Statement) covering the resale of such securities is effective under the Securities Act; (ii) following any sale of such securities pursuant to Rule 144 under the Securities Act; (iii) if such securities are eligible for sale under Rule 144(k) under the Securities Act; or (iv) if such legend is not required under applicable law, or, in the opinion of the Company's counsel, in accordance with Rule 502(d) under the Securities Act, or other interpretations and pronouncements of the Commission. Upon request of the holder, the Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly to effect the removal of such legend pursuant to the foregoing sentence. If all or any shares of Preferred Stock or any portion of a Warrant is converted or exercised (as applicable) at a time when there is an effective registration statement (including the Underlying Shares Registration Statement) covering the resale of the Underlying Shares under the Securities Act, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable law, then the certificate evidencing such Underlying Shares shall be issued free of all restrictive legends. The Company agrees that at such time as such restrictive legend is not required as provided in this Section 3.1(c), it will, as soon as practicable following the delivery by the holder to the Company's transfer agent of the Securities, as the case may be, deliver or cause to be delivered to such holder replacement Securities free from all restrictive legends. Unless otherwise required by law or judicial order, the Company shall not make any notation on its records or give any instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Agreement. Certificates for securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (DWAC) system, if the Company's transfer agent is a participant in such system. The Company agrees to cause its transfer agent to be a participant in such system (or engage a new transfer agent which is a participant in such system) within 60 days after the initial Closing.

      3.2 ACKNOWLEDGMENT OF DILUTION. The Company acknowledges that the issuance of the Underlying Shares upon (i) conversion of the Shares in accordance with the terms of the Certificate of Designation, and (ii) exercise of the Warrants in accordance with their terms, will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon (x) conversion of the Shares in accordance with the terms of the Certificate of Designation, and (y) exercise of the Warrants in accordance with their terms, is unconditional and absolute, subject to the limitations set forth herein, in the Certificate of Designation or pursuant to the Warrants, regardless of the effect of any such dilution.

      3.3 FURNISHING OF INFORMATION. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing its attorneys to render and deliver any legal opinion required in order to permit a Purchaser to receive Underlying Shares free of all restrictive legends and to subsequently sell Underlying Shares under Rule 144 upon receipt of a notice of an intention to sell or other form of notice having a similar effect. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

      3.4 INTEGRATION. The Company shall not, and shall use its best efforts to ensure that, no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

      3.5 INCREASE IN AUTHORIZED SHARES. If on any date the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from issuing (a) the number of Underlying Shares as would then be issuable upon a conversion in full of the Shares, and (b) the number of Underlying Shares as would then be issuable upon exercise of the Warrants (the "CURRENT REQUIRED MINIMUM"), in either case, due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's certificate or articles of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchasers in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its issuance, conversion, exercise and reservation of shares obligations as set forth in this Agreement, the Certificate of Designation and the Warrants (the sum of (x) the number of shares of Common Stock then outstanding plus all shares of Common Stock issuable upon exercise of all outstanding options, warrants and convertible instruments, and
(y) the Current Required Minimum, shall be a reasonable number). In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the earlier to occur of the 60th day after delivery of the proxy materials relating to such meeting and the 90th day after request by a holder of Securities to issue the number of Underlying Shares in accordance with the terms hereof) and (c) within five Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's certificate or articles of incorporation to evidence such increase.

      3.6 RESERVATION AND LISTING OF UNDERLYING SHARES. (a) If, after the date hereof, the Company shall list the Common Stock on any of the New York Stock Exchange, American Stock Exchange, NASDAQ National Market or NASDAQ SmallCap Market (each, a "SUBSEQUENT MARKET"), then the Company shall include in such listing for the benefit of the Purchasers for issuance upon exercise of the Warrants and conversion of the Shares a number of shares of Common Stock equal to not less than the then Current Required Minimum. If the number of Underlying Shares issuable upon conversion in full of the then outstanding Shares, as payment of dividends thereon, and upon exercise of the then unexercised portion of the Warrants exceed the number of Underlying Shares previously listed on account thereof with a Subsequent Market, then the Company shall take the necessary actions to immediately list a number of Underlying Shares as equals no less than the then Current Required Minimum.

            (b) The Company shall maintain a reserve of shares of Common Stock for issuance upon conversion of the Shares in full and upon exercise in full of the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants, respectively, in such amount as may be required to fulfill its obligations in full under the Transaction Documents, which reserve shall equal no less than the then Current Required Minimum.

      3.7 CONVERSION AND EXERCISE OBLIGATIONS AND PROCEDURES. The Company shall honor conversion of the Shares and exercise of the Warrants and shall deliver Underlying Shares in accordance with the respective terms, conditions and time periods set forth in the Certificate of Designation and Warrants. The Transfer Agent Instructions, Conversion Notice (as defined in the Certificate of Designation) and Notice of Exercise under the Warrants set forth the totality of the procedures with respect to the conversion of the Shares and exercise of the Warrants, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to convert their Shares and exercise their Warrants as contemplated in the Certificate of Designation and the Warrants (as applicable).

      3.8 CERTAIN SECURITIES LAWS DISCLOSURES; PUBLICITY. The Company shall: (i) by 9:00 a.m. (Eastern Time) on the first Business Day following the initial Closing Date issue a press release acceptable to the Purchasers disclosing the transactions contemplated hereby, (ii) file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby within four Business Days after the initial Closing Date, and (iii) timely file with the Commission a Form D promulgated under the Securities Act. The Company shall, no less than two Business Days prior to the filing of any disclosure required by clauses (ii) and
(iii) above, provide a copy thereof to the Purchasers. The Company and the Purchasers shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, except if such disclosure is required by law or stock market or trading facility regulation, in which such case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the names of the Purchasers, or include the names of the Purchasers in any filing with the Commission or any regulatory agency, trading facility or stock market without the prior written consent of the Purchasers, except to the extent such disclosure is required by law or stock market regulations or in the Registration Statement, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

      3.9 USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities, to settle any outstanding litigation, or to make any loans or advances to any Affiliate.

      3.10 TRANSFER OF INTELLECTUAL PROPERTY RIGHTS. Except in connection with the sale of all or substantially all of the assets of the Company or licensing arrangements in the ordinary course of the Company's business, the Company shall not transfer, sell or otherwise dispose of any Intellectual Property Rights, or allow any of the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and it would otherwise lapse if not renewed), without the prior written consent of the Purchasers.

      3.11 EXCLUSIVITY. The Company shall not issue and sell the Shares to any Person other than to the Purchasers pursuant to this Agreement.

      3.12 SHAREHOLDER RIGHTS PLAN. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "ACQUIRING PERSON" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities or shares of Common Stock under the Transaction Documents.

      3.13 LOCK-UP AGREEMENTS. (a) Prior to the initial Closing Date, the Company and Syscan Imaging Limited, HK shall have executed and delivered the Parent Lock-Up Agreement, in the form of EXHIBIT G

            (b) Prior to the initial Closing Date, the Company and each of the persons and entities listed on SCHEDULE 3.13 hereto shall have executed and delivered Non-Parent Lock-Up Agreements, in the form of EXHIBIT H.

      3.14 NON-PUBLIC INFORMATION. The Company covenants and agrees that from and after the initial Closing Date, neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transaction in securities of the Company. In complying with this Section 3.14, the Company shall not be deemed to be in breach of this Agreement solely because of its failure to provide information to Purchaser which the Company believes constitutes material non-public information.

      3.15 PARTICIPATION IN FUTURE FINANCINGS. (a) From the date hereof until the one-year anniversary of the Effectiveness Date (as defined in the Registration Rights Agreement), upon any financing by the Company or any Subsidiary of Common Stock or Common Stock Equivalents (as defined in EXHIBIT A) (a "SUBSEQUENT FINANCING"), each Purchaser shall have the right, subject to
Section 3.15(c), to participate in up to 100% of the Subsequent Financing (the "PARTICIPATION MAXIMUM").

            (b) At least five Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask such Purchaser if it wants to review the detail of such financing (such additional notice, a "SUBSEQUENT FINANCING NOTICE"). Upon the request of a Purchaser for a Subsequent Financing Notice, the Company shall promptly, but no later than one Business Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet of similar document relating thereto.

            (c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (Eastern Time) on the third Business Day after such Purchaser has received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser's participation, and that the Purchaser has such funds ready, willing and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such fourth Business Day, such Purchaser shall be deemed to have notified the Company it does not elect to participate.

            (d) Each participating Purchaser may elect, in its sole discretion, in satisfaction of some or all of its participation in the Subsequent Financing, to exchange some or all of any of its Shares then held by it for any securities issued in the Subsequent Financing (such exchange to be made at the same time as, and pursuant to, the closing of the Subsequent Financing) based on the then-outstanding Stated Value (as defined in EXHIBIT A) of the Preferred Stock plus accrued but unpaid dividends and other fees owed, and the effective price at which such securities are sold in the Subsequent Financing.

            (e) In the event the Company receives responses to the Subsequent Financing Notices from Purchasers seeking to purchase more than the aggregate amount of the Subsequent Financing, each such Purchaser shall have the right to purchase their Pro Rata Portion (as defined below) of the Participation Maximum. "PRO RATA PORTION" is the ratio of (x) the Purchase Price paid by such participating Purchaser and (y) the aggregate Purchase Price paid by all participating Purchasers.

            (f) If by 5:30 p.m. (Eastern Time) on the fourth Business Day after the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice.

            (g) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth in this Section 3.15, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 calendar days after the date of the initial Subsequent Financing Notice.

            (h) Notwithstanding the foregoing, this Section 3.15 shall not apply in respect of any shares of Common Stock or Common Stock Equivalents issued to or to be issued pursuant to: (A) an underwritten public offering of the Company's securities; (B) employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors of the Company; (C) the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company will own more than fifty (50%) of the voting power of such business segment of any such entity; (D) vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (E) corporate partnering transactions on terms approved by the Board of Directors; (F) the terms of any of the Company's preferred stock, warrants or other convertible securities outstanding on the date hereof; (G) borrowings, direct or indirect, from financial institutions regularly engaged in the business of lending money, whether or not presently authorized which include an equity component which is not a major component of such borrowing; (H) a merger, consolidation, reorganization, recapitalization, sale of assets, stock purchase, contribution or other similar transaction that involves the Company, on the one hand, and any corporation or other entity that controls, directly or indirectly, the Company, on the other hand; or (I) other non-cash transactions.

      3.16 LIMITATION ON FUTURE FINANCINGS. For a period of eighteen months from the date of this Agreement, the Company shall be prohibited from effecting or entering into an agreement (other than this Agreement) to effect any Subsequent Financing involving a Variable Rate Transaction or an MFN Transaction (each as defined below). The term "VARIABLE RATE TRANSACTION" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, provided there is no floor on the conversion price of such security at the time of issuance, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, provided there is no floor on the conversion price of such security at the time of issuance, or (ii) enters into any agreement, including but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price. The term "MFN TRANSACTION" shall mean a transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering.

                                   ARTICLE IV
                                 INDEMNIFICATION

      4.1 INDEMNIFICATION. Each Purchaser (including its officers, directors, employees, affiliates, agents, successors and assigns (each, an "INDEMNIFIED PARTY")) shall be indemnified and held harmless by the Company for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (hereinafter a "LOSS"), arising out of or resulting from the breach of any representation, warranty, agreement or covenant made by the Company contained in this Agreement.

      4.2 INDEMNIFICATION PROCEDURE. The obligations and liabilities of the Company under this Article IV with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this
Article IV ("THIRD PARTY CLAIMS") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Company notice of such Third Party Claim promptly after the receipt by the Indemnified Party of such notice (which notice shall include the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises); provided, however, that the failure to provide such notice shall not release the Company from any of its obligations under this
Article IV except to the extent the Company is materially prejudiced by such failure and shall not relieve the Company from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article IV. Upon written notice to the Indemnified Party within five (5) days of the receipt of such notice, the Company shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of such counsel for the same counsel to represent both the Indemnified Party and the Company, then the Indemnified Party shall be entitled to retain its or his own counsel in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Company. In the event the Company exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Company in such defense and make available to the Company, at the Company's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Company. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Company shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Company's expense, all such witnesses (including himself), records, materials and information in the Company's possession or under the Company's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Company on behalf of the Indemnified Party without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld); provided, however, in the event that the Indemnified Party does not consent to any such settlement that would provide it with a full release from indemnified Losses and would not require it to take, or refrain from taking, any action, the Company's liability for indemnification shall not exceed the amount of such proposed settlement. The Indemnified Party will refrain from any act or omission that is inconsistent with the position taken by the Company in the defense of a Third Party Claim unless the Indemnified Party determines that such act or omission is reasonably necessary to protect its own interest.

                                    ARTICLE V
                                  MISCELLANEOUS

      5.1 FEES AND EXPENSES. Except as otherwise set forth in this Section 5.1 or the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities. The Company agrees to pay the reasonable fees, costs and expenses of Browne Rosedale & Lanouette LLP in connection with the preparation, negotiation and documenting of the Transaction Documents and other matters related hereto, up to $25,000, to be paid at the initial Closing.

      5.2 ENTIRE AGREEMENT; AMENDMENTS. The Transaction Documents, together with the Exhibits and Schedules thereto and the Transfer Agent Instructions contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

      5.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section at or prior to 5:00 p.m. (Eastern
Time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (Eastern Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

      If to the Company:            Syscan Imaging, Inc.
                                    1772 Technology Drive
                                    San Jose, California 95110
                                    Facsimile No.: (408) 436-6151
                                    Attn: Chief Executive Officer

      With copies to:               Ellenoff Grossman & Schole LLP
                                    370 Lexington Avenue
                                    New York, New York 10017
                                    Attn: Jody R. Samuels, Esq.
                                    Facsimile No.: (212) 370-7889

      If to a Purchaser:            To the address set forth under such
                                    Purchaser's name on the signature pages
                                    hereto.

      With copies to:               Browne Rosedale & Lanouette LLP
                                    31 St. James Avenue, Suite 850
                                    Boston, Massachusetts 02116
                                    Attn: Kevin P. Lanouette, Esq.
                                    Facsimile No.: (617) 399-6930

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

      5.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      5.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      5.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in
Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company. This provision shall not limit any Purchaser's right to transfer securities or transfer or assign rights under the Registration Rights Agreement.

      5.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.


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

      5.8 GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

      5.9 SURVIVAL. The representations, warranties, agreements and covenants of the Company contained herein shall survive the initial Closing for a period of two years.

      5.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

      5.11 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      5.12 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance of each other's obligations under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      5.13 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document is several and not joint with the obligations of any other Purchaser and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through Browne Rosedale & Lanouette LLP, who do not represent any of the Purchasers.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]


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

      IN WITNESS WHEREOF, the parties hereto have caused this Convertible Preferred Stock and Common Stock Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                    SYSCAN IMAGING, INC.


                                    By: /s/ Darwin Hu
                                    Name: Darwin Hu
                                    Title: Chief Executive Officer


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGES OF PURCHASERS FOLLOW]

         [PURCHASER SIGNATURE PAGE TO SYSCAN IMAGING PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the undersigned have caused this Convertible Preferred Stock and Common Stock Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________

Signature of Authorized Signatory of Purchaser:___________________________ Name of Authorized Signatory: ____________________________________
Title of Authorized Signatory: ___________________________________
Email Address of Authorized Signatory: ___________________________

Address for Notice of Purchaser:

With copies to:

Name of Counsel for Purchaser: ________________________
Address of Counsel for Purchaser:

Address for Delivery of Securities for Purchaser (if different than above):

Purchase Price: $___________

Shares of Preferred Stock: ___________

Number of Warrants: __________________

                                                                       EXHIBIT F

                              LEGAL OPINION OF EG&S

      1. The Company is a corporation duly incorporated and validly existing as a corporation under the laws of the state of its incorporation with full corporate power to own its properties and to conduct its businesses as currently conducted.

      2. The issuance and sale of the Securities in accordance with the provisions of the Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered by the Company against payment therefor in accordance with the provisions of the Purchase Agreement, will be duly and validly issued, fully paid and non-assessable.

      3. The shares of Common Stock issuable upon conversion of the Preferred Stock have been reserved for issuance upon such exercise and such shares of Common Stock, when issued and delivered by the Company upon such conversion in accordance with the terms of the Certificate of Designations and upon payment of the consideration therefor, will be validly issued, fully paid and non-assessable.

      4. The shares of Common Stock issuable upon exercise of the Warrants have been reserved for issuance upon such exercise and such shares of Common Stock, when issued and delivered by the Company upon such exercise in accordance with the terms of the Warrants and upon payment of the consideration therefor, will be validly issued, fully paid and non-assessable.

      5. The Company has the corporate power to execute, deliver and perform the transactions contemplated by the Purchase Agreement. The Purchase Agreement has been duly authorized by all requisite corporate action by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally).

      6. Assuming the Company and its agents and representatives have complied with the manner of sale requirements of Regulation D under the Securities Act of 1933, as amended, and assuming that the representations of the Purchasers in the Purchase Agreement are correct and complete, the offer and sale of the Securities are exempt from registration under such act.

              CONVERTIBLE PREFERRED STOCK AND COMMON STOCK WARRANT
                               PURCHASE AGREEMENT

                                      AMONG

                              SYSCAN IMAGING, INC.

                                       AND

                         THE PURCHASERS SIGNATORY HERETO


                           DATED AS OF MARCH 15, 2005

                  SCHEDULES TO CONVERTIBLE PREFERRED STOCK AND
                    COMMON STOCK WARRANT PURCHASE AGREEMENT

Schedule 2.1(a) - Subsidiaries

Syscan, Inc., a California corporation

Schedule 2.1(c) - Capitalization

Capital Stock:

Authorized common stock - 50,000,000
Common stock issued and outstanding - 23,110,515

Authorized preferred stock - 2,000,000
Preferred stock issued and outstanding - 0

Options and Warrants:

2,035,000 options exercisable at $2.00 per share issued pursuant to the Company's Amended and Restated 2002 Stock Option Plan

50,000 options exercisable at $0.90 per share exercisable through December 2005

10,000 options exercisable at $2.50 per share exercisable through December 2005

4,000,000 options exercisable at $0.01 per share to be issued to officers, directors and consultants


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